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[FITTSROBERTS & CO. P.C. LETTERHEAD]

July 12, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Omni Energy Services Corp.'s statements included under Item 4 of its Form 8-K for July 12, 2004, and we agree with such statements concerning our Firm.

Fitts, Roberts & Co., P.C.

Fitts, Roberts & Co., P.C.


                 5718 Westheimer, Suite 800 o Houston, TX 77057
                   Tel: (713) 260-5230 o Fax: (713) 260-5240
4800 Sugar Grove Blvd., Suite 100 o Stafford, Texas 77477 o Tel: (281) 494-5151

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